Exhibit 99.1
Greenbrier Announces Public Offering of Common Shares
LAKE OSWEGO, Ore., Dec. 13, 2010 /PRNewswire via COMTEX/ —The Greenbrier Companies (NYSE: GBX) announced today that it has agreed to sell 3,000,000 shares of its common stock in an underwritten at-the-market public offering. The last reported sale price of its common stock on December 13, 2010 was $22.73 per share. The offering is expected to close on December 17, 2010, subject to customary closing conditions.
Greenbrier expects to use the net proceeds of the offering for general corporate purposes, which may include such purposes as working capital, capital expenditures, repayment or repurchase of a portion of the company’s indebtedness or acquisitions of, or investments in, complementary businesses and products.
Goldman, Sachs & Co. is acting as the sole underwriter for the offering.
The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering of these securities may be made only by means of a prospectus supplement and the related prospectus that will be filed with the Securities and Exchange Commission prior to closing. You may get these documents from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, or by emailing prospectus-ny@ny.email.gs.com., or, alternatively, when they become available, for free by visiting EDGAR on the SEC website at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Greenbrier Companies
Greenbrier, headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its three manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 38 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 8,000 railcars, and performs management services for approximately 225,000 railcars.
“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel price fluctuations and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; as well as the other factors as may be discussed under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, and in our prospectus and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.
SOURCE The Greenbrier Companies